                                                                   EXHIBIT 10.13

October 25, 2002


VIA FEDERAL EXPRESS
-------------------

Mr. Wendel H. Province

Dear Wendel:

This letter agreement will confirm the understanding we have reached regarding your employment separation from Midas International Corporation ("Midas"). The terms of the employment separation are as follows:

     1. Your last day of active employment with Midas was September 21, 2002 (the "Separation Date"). Effective as of the Separation Date, you formally resigned as an officer and director of Midas, Inc., Midas and all direct and indirect subsidiaries of Midas.

     2. Subject to your compliance with the terms of this letter agreement, you will be provided with twenty-four (24) months of severance allowance payable as follows (i) a one-time lump sum payment in an amount equal to Six Hundred Thousand and no/100 Dollars ($600,000.00) (i.e., one (1) year's base salary, excluding auto allowance) payable concurrently with your payment to the company of the amount required under Paragraph 10(a) below, and (ii) twelve (12) months of base salary continuation (excluding auto allowance) beginning on the first
          (1st) day of the calendar month immediately following the date of your execution of this letter agreement. This severance allowance will be subject to normal Federal, State (where applicable) and FICA withholdings.

     3. For the twelve (12) month period during which you receive the base salary continuation referenced in item (ii) of Paragraph 2 above (the "Severance Period"), you (and your covered dependents, if applicable) will continue to participate in and be covered by the company's executive medical, dental and basic life insurance plans under the same terms and conditions as in effect and applicable to you immediately prior to the Separation Date. The applicable employee medical and dental coverage contributions will be deducted from your severance payments. After the Severance Period, you may continue the group medical and dental coverage at your own expense for up to eighteen (18) months. You can expect further correspondence from the company's Human Resources Department on this matter as well as life insurance conversion information.

Mr. Wendel H. Province
October 25, 2002
Page 2


     4. Immediately following the Separation Date, you will no longer be eligible to participate in or be covered under any of the company's other welfare or pension programs (e.g., short and long term disability, travel accident, Retirement Savings Plan (RSP), Non-Qualified Deferred Compensation Plan, pension, supplemental and dependent life) other than those referenced in Paragraph 3 above.

     5. Immediately following the Separation Date, you will no longer receive an allowance for golf club membership dues, airline club membership dues, financial planning, ex-spousal health coverage or any similar amounts previously paid by the company.

     6. Any distribution to which you are entitled under the Non-Qualified Deferred Compensation Plan will be made in the manner previously elected by you.

     7. You will not be entitled to any payment for earned vacation time not taken during calendar year 2002, as you have already taken your allocated vacation time for the year.

     8. Your rights with respect to any vested or unvested stock options owned by you on the Separation Date will be subject to the terms of the applicable Nonqualified Stock Option Agreements. Similarly, your rights with respect to any unvested restricted stock owned by you on the Separation Date will be subject to the terms of the applicable Restricted Stock Award Agreements.

     9. You will be provided with executive outplacement assistance from a service selected by Midas in an amount not to exceed $25,000. In no event will you be entitled to receive any portion of such assistance in the form of cash.

     10. As you are aware, you previously executed a Promissory Note dated March 17, 1999, in the original principal amount of Two Million Four Hundred Ninety-Nine Thousand Nine Hundred Ninety-Two and No/100 Dollars ($2,499,992.00) in favor of Midas (the "Stock Note") in order to acquire 113,636 shares of restricted stock as part of Midas' Executive Stock Ownership Program (collectively, the "Restricted Shares"). The Stock Note was, in accordance with its terms, due and payable in full on or before the one (1) month anniversary of the Separation Date. However, in consideration of your agreements contained herein, Midas will agree to an extension under the Stock
          Note in accordance with the following terms:

          (a) On or before the date of your execution of this letter agreement, you must pay to the company an amount equal to Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) in immediately available

Mr. Wendel H. Province
October 25, 2002
Page 3


               funds as a partial payment against the current outstanding principal balance under the Stock Note.

          (b) Subject to its timely receipt of the payment described in subsection (a) above, the company will allow you to repay the remaining One Million Seven Hundred Forty-Nine Thousand Nine Hundred Ninety-Two and No/100 Dollars ($1,749,992.00) of principal balance under the Stock Note (the "Remaining Principal Balance") in accordance with the payment schedule outlined in subsection (d) below.

          (c) Interest will continue to accrue on the unpaid principal amount of the Stock Note at the rate of six percent (6%) per annum. In addition, notwithstanding anything contained in the Stock Note to the contrary, all interest accruing under the Stock Note from and after October 21, 2002 (i.e., the original maturity date under the Stock Note), will not be waived by the company.

          (d) The payment schedule for the Remaining Principal Balance and accrued interest shall be as follows:

               (1) An amount equal to Five Hundred Eighty-Three Thousand Three Hundred Thirty and 67/100 Dollars ($583,330.67) of the Remaining Principal Balance plus all then accrued and unpaid interest under the Stock Note (i.e., approximately One Hundred Four Thousand Nine Hundred Ninety-Nine and 52/100 Dollars ($104,999.52) if paid on October 21, 2003) shall be due and payable in immediately available funds on or before October 21, 2003;

               (2) An amount equal to Five Hundred Eighty-Three Thousand Three Hundred Thirty and 67/100 Dollars ($583,330.67) of the Remaining Principal Balance plus all then accrued and unpaid interest under the Stock Note (i.e., approximately Sixty-Nine Thousand Nine Hundred Ninety-Nine and 68/100 Dollars ($69,999.68) if paid on October 21, 2004) shall be due and payable in immediately available funds on or before October 21, 2004; and

               (3) The remaining Five Hundred Eighty-Three Thousand Three Hundred Thirty and 66/100 Dollars ($583,330.66) of the Remaining Principal Balance plus all then accrued and unpaid interest under the Stock Note (i.e., approximately Thirty-Four Thousand Nine Hundred Ninety-Nine and 84/100 Dollars

Mr. Wendel H. Province
October 25, 2002
Page 4


                    ($34,999.84) if paid on October 21, 2005) shall be due and payable in immediately available funds on or before October 21, 2005.

          (e) Any failure by you to pay any of the amounts specified in subsection (d) above as and when required shall result in the automatic and immediate acceleration of the entire Remaining Principal Balance and all then accrued and unpaid interest under the Stock Note.

          (f) Until such time as all principal, interest and other amounts owed under the Stock Note are paid in full, you agree that all of the Restricted Shares shall be pledged by you to the company as collateral. Accordingly, during such period, you may not sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of (whether by operation of law or otherwise) all or any portion of the Restricted Shares, nor shall any such shares be subject to execution, attachment or similar process.

     11. On or before the date of your execution of this letter agreement, you must repay to Midas in full, in immediately available funds, the Forty-Nine Thousand Three Hundred Twenty and No/100 Dollars ($49,320.00) in outstanding travel advances previously made to you by the company.

     12. Midas will, upon its receipt of proof of payment by you, reimburse you for all legal fees owed by you to Winston & Strawn were outstanding on the Separation Date and which relate to the subpoena issued to you in connection with the Exide criminal trial in East St. Louis, Illinois. Midas will not make any such payment directly to Winston & Strawn on your behalf. Furthermore, Midas will not reimburse you for any other currently outstanding legal fees or for any legal fees previously paid by you. You will be responsible (and Midas will not pay you) for any taxes resulting from the reimbursement amounts described under this Paragraph 12.

     13. Midas will pay you an amount equal to your taxes (plus your taxes on such tax reimbursement payment) resulting from all amounts paid by the company to you (or amounts forgiven by the company, in the case of item (vi) below) during 2002 for (i) your ex-spouse's health insurance premiums, (ii) golf club membership dues, (iii) airline club membership dues, (iv) spousal travel expenses, (v) financial planning expenses (to the extent incurred prior to the Separation Date), and
          (vi) interest accrued under the Stock Note for the period commencing on January 1, 2002, and ending on October 21, 2002. This reimbursement amount will be paid to you promptly after your presentation to Midas of reasonable documentation of the amounts of such taxes. Midas may withhold from such payments taxes which

Mr. Wendel H. Province
October 25, 2002
Page 5


          Midas is required to pay or withhold on your behalf with respect to such forgiveness and/or payments to you.

     14. In partial consideration of the agreements of Midas contained herein, you agree to execute the attached General Release concurrently with your execution of this letter agreement.

     15. Also in partial consideration of the agreements of Midas contained herein, you must, at all times from and after the Separation Date, refrain from disparaging or otherwise making any negative public statements or remarks regarding: (i) Midas or any of its parent corporations, subsidiaries, affiliates or franchisees, or any of their respective shareholders, directors, officers, members, managers, employees, representatives, agents, successors or assigns, (ii) any of Midas' branded or non-branded products or services, whether now offered or hereafter developed, or (iii) the Midas name or system generally. In addition, at all times from and after the Separation Date until the first (1st) anniversary thereof, you must refrain from soliciting or encouraging, whether directly or indirectly through a third party, any current employee of Midas to leave or otherwise terminate his or her employment with Midas for any reason.

     16. Also in partial consideration of the agreements of Midas contained herein, you must, at all times from and after the date of this General Release, maintain in the strictest of confidence, and refrain from disclosing to or discussing with any third party for any purpose whatsoever: (a) any confidential and proprietary information of Midas which was made known to you as a result of your employment with Midas, or (b) any of the terms of this letter agreement (other than to your legal, business or accounting advisors, and except as may be required by law).

     You agree that you have carefully read and fully understand the provisions of this letter agreement and that you have had the opportunity to consult with an attorney of your choice regarding its implications. This letter agreement sets forth the entire agreement between you and Midas, and you agree that you have not relied upon any representation, written or oral, not contained herein. This letter agreement supersedes all other prior agreements or understandings between you and Midas. This agreement shall inure to the benefit of and be binding upon your heirs, executors, administrators, successors and assigns, and shall inure to the benefit of Midas' administrators, representatives, successors and assigns.

     This letter agreement is being entered into and is to be performed within the State of Illinois and shall be governed by Illinois law. Any dispute under this letter agreement shall be subject to binding arbitration before the American Arbitration Association in Chicago, Illinois.

Mr. Wendel H. Province
October 25, 2002
Page 6




     Please confirm your understanding of and agreement with the foregoing terms by signing this letter agreement where indicated below and returning the executed original to me on or before November 16, 2002. In the event that we do not receive your signed confirmation on or before that date, this letter agreement shall be immediately and automatically revoked and rescinded and shall be of no further force or effect. Notwithstanding such event, the effective date of termination of your employment with Midas shall remain September 21, 2002.

     Very truly yours,

     MIDAS INTERNATIONAL CORPORATION


     /s/ John D. Angster
     -----------------------------------
     John D. Angster
     Vice President, Human Resources

     UNDERSTOOD AND AGREED TO
     this 30th day of October, 2002.

     /s/ Wendel H. Province
     ----------------------------
     Wendel H. Province

Mr. Wendel H. Province
October 25, 2002
Page 7


                                 GENERAL RELEASE

     The undersigned, WENDEL H. PROVINCE ("Province"), for and in consideration of the mutual promises and covenants contained in that separate letter agreement by and between Province and MIDAS INTERNATIONAL CORPORATION (the "Company") dated October 25, 2002 (the "Letter Agreement") and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, hereby releases and forever discharges the Company and its officers, directors, representatives, agents, employees, and insurers, and its related and affiliated entities (including, without limitation, all past and present parent corporations, subsidiaries and affiliated companies), and their respective officers, directors, representatives, agents, employees, and insurers (hereinafter collectively and individually "Releasees") from any and all rights, claims, demands, debts, dues, sums of money, accounts, attorneys' fees, complaints, judgments, executions, actions and causes of action of any nature whatsoever, cognizable at law or equity, which Province now has or claims or might hereafter have or claim, against Releasees based upon or arising out of any matter or thing whatsoever prior to the execution of this General Release, including but not limited to, any rights, claims, complaints or actions or causes of action which were or could have been asserted by Province arising out of or related to (i) that certain employment offer letter dated December 11, 1997, from Whitman Corporation to Province, (ii) that certain Change in Control Agreement dated October 12, 2001, by and between Province and Midas, Inc., as amended, and (iii) his employment by the Company or his separation therefrom, or under any local, state or federal law dealing with employment discrimination including the Illinois Human Rights Act, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Vocational Rehabilitation Act of 1973, the Americans with Disabilities Act, and any and all claims for retaliatory or wrongful discharge, it being the intention of both parties to make this release as broad and general as the law provides.

Mr. Wendel H. Province
October 25, 2002
Page 8

Notwithstanding the foregoing and the covenant not to sue, nothing contained herein shall constitute a release by Province of any rights that he may have on the date hereof or in the future based upon an effective date of employment termination of September 21, 2002, under (i) any Company ERISA plans in which Province currently participates or (ii) the Letter Agreement. Province acknowledges and agrees that this release, the release contained in the next paragraph, and the covenant not to sue, are essential terms of the Letter Agreement and that, without this release and covenant not to sue, no agreement would have been reached.

     SPECIFICALLY INCLUDED IN PROVINCE'S AGREEMENT TO RELEASE AND DISCHARGE THE COMPANY ARE ANY AND ALL RIGHTS AND CLAIMS PROVINCE MAY HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C. SEC 621 AND FOLLOWING ("ADEA"), AS OF THE DATE PROVINCE SIGNS THIS GENERAL RELEASE. THIS PARAGRAPH DOES NOT WAIVE RIGHTS OR CLAIMS THAT MAY ARISE AFTER THE DATE THIS GENERAL RELEASE IS SIGNED. PROVINCE AGREES THAT THIS GENERAL RELEASE AND THE LETTER AGREEMENT PROVIDE BENEFITS TO WHICH HE IS NOT OTHERWISE ENTITLED AND THAT THE COMPANY HAS HEREBY ADVISED PROVINCE TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS GENERAL RELEASE.

     PROVINCE HAS BEEN PROVIDED WITH A MIMIMUM OF TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER WHETHER TO SIGN THIS GENERAL RELEASE AND WAIVE AND RELEASE ALL CLAIMS AND RIGHTS ARISING UNDER THE ADEA. PROVINCE UNDERSTANDS AND AGREES THAT HE HAS SEVEN (7) DAYS AFTER EXECUTION OF THIS GENERAL RELEASE WITHIN WHICH TO REVOKE IT. ANY SUCH REVOCATION MUST BE MADE IN WRITING AND DELIVERED TO THE GENERAL COUNSEL OF THE COMPANY BY 5:00 P.M. ON THE SEVENTH (7TH) DAY

Mr. Wendel H. Province
October 25, 2002
Page 9



FROM EXECUTION OF THIS GENERAL RELEASE. REVOCATION OF THIS GENERAL RELEASE BY PROVINCE SHALL, WITH NO ACTION REQUIRED TO BE TAKEN BY THE COMPANY, ALSO CAUSE THE LETTER AGREEMENT TO BE AUTOMATICALLY REVOKED AND RESCINDED AND SHALL RESULT IN THE AUTOMATIC AND IMMEDIATE TERMINATION OF PROVINCE'S EMPLOYMENT EFFECTIVE AS OF THE DATE OF THE LETTER AGREEMENT.

     To the maximum extent permitted by law, Province covenants not to sue or to institute, or cause to be instituted, any action or other proceeding in any Federal State, or local agency or court against the Company or any of the Releasees, concerning any matter or matters released in the preceding paragraphs.

     This General Release shall be governed by and construed in accordance with the Laws of the State of Illinois.

     Province acknowledges and agrees that he has carefully read and understands this General Release, has been represented by counsel of his choosing who has reviewed this General Release and advised him regarding its terms. Province further states that, based on his careful reading of this General Release and his knowledge of the contents hereof, and upon the advice of his attorney, he freely and voluntarily assents to all the terms and conditions hereof, and is signing this General Release as his free act.

                            [Signature Page Follows]

Mr. Wendel H. Province
October 25, 2002
Page 10



     IN WITNESS WHEREOF, Province has executed this General Release at Itasca, Illinois, this 30th day of October, 2002.

                                                      /s/ Wendel H. Province
                                                      --------------------------
                                                      WENDEL H. PROVINCE